UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2005

Date of Report (Date of earliest event reported)

SIEBEL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20725	94-3187233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway
San Mateo, CA   94404
(Address of Principal Executive Offices, Including Zip Code)

(650) 477-5000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2004 Executive Bonuses

On February 17, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Siebel Systems, Inc. (the "Company") awarded cash bonuses to the Company's executive officers for assisting the Company in achieving its 2004 operational goals.

Except as otherwise provided in the footnotes below, the Compensation Committee determined the bonus amounts based primarily on the achievement of specified corporate and individual goals. Specifically, the Compensation Committee awarded the following bonuses to the Company's current Chief Executive Officer, its former Chief Executive Officer, and its four other most highly compensated executive officers, to be paid in the first quarter of 2005:

Executive Officer	Position	Bonus Compensation
J. Michael Lawrie	Chief Executive Officer	$1,250,000[1]
Thomas M. Siebel	Chairman of the Board and Former Chief Executive Officer	$505,208[2]
R. David Schmaier	Executive Vice President	$350,000
Edward Y. Abbo	Senior Vice President, Technology and Chief Technology Officer	$350,000
Kenneth A. Goldman	Senior Vice President, Finance and Administration and Chief Financial Officer	$300,000
Neil M. Weston	Senior Vice President and General Manager, EMEA Sales	$315,000[3]

___________

1 Mr. Lawrie was appointed Chief Executive Officer effective May 4, 2004. The 2004 bonus amount awarded to Mr. Lawrie is based on a guaranteed bonus of 125% of his full 2004 base salary as specified in his offer letter with the Company, a copy of which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The primary purpose of this guarantee was to offset certain variable compensation forgone by Mr. Lawrie when he left his former employer to join the Company.

2 Mr. Siebel's salary was $1,000,000 per year from January 1, 2004 through May 31, 2004. Effective June 1, 2004, his salary was set at $250,000 per year reflecting his role as Chairman. Of the total bonus amount awarded to Mr. Siebel, $322,917 was based on his service from January 1, 2004 to May 31, 2004, and $182,291 was based on his service from June 1, 2004 to December 31, 2004. At Mr. Siebel's request, the gross amount of his 2004 bonus and salary will be donated to charity.

3 For executive officers focused on sales, including Mr. Weston, bonuses are comprised of payments made pursuant to sales compensation plans. Such payments are based on elements such as contract signature, customer satisfaction scores and receipt of customer payments. Due to the pendancy of certain of these elements, the receipt of customer payments in particular, the bonus amount set forth above is an estimate only. Mr. Weston's actual bonus may be more or less than the amount above, but such differences are not likely to be significant. The Company will report Mr. Weston's final bonus in its proxy statement for the 2005 Annual Meeting of Stockholders.

Non-Employee Director Compensation

As previously disclosed, on January 31, 2005, the Compensation Committee awarded to each of the Company's non-employee directors (James C. Gaither, C. Scott Hartz, Marc F. Racicot, Eric E. Schmidt, George T. Shaheen and John W. White) a grant of 3,750 shares of restricted stock that will vest in full one year from the date of grant in consideration for their service as a director in 2005. In addition, the Nominating and Corporate Governance Committee of the Board of Directors has finalized a plan pursuant to which each non-employee director will receive a $32,500 retainer for their service as a director in 2005, subject to their acceptance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBEL SYSTEMS, INC.

(Registrant)

Dated: February 24, 2005

By:	/s/ Kenneth A. Goldman

Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer